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                                                                  Exhibit 10.2

                              SEPARATION AGREEMENT

          This Separation Agreement ("Agreement") is entered into as of July 29, 2002 by and among the following: Craig Dees, Ph.D. and Dees Family Foundation (collectively, "Dees"), Eric A. Wachter, Ph.D. and Eric A. Wachter 1998 Charitable Remainder Unitrust (collectively, "Wachter"), Timothy D. Scott, Ph.D. and Scott Family Investment Limited Partnership (collectively, "Scott"); Walter Fisher, Ph.D., Fisher Family Investment Limited Partnership, and Walt Fisher 1998 Charitable Remainder Unitrust (collectively, "Fisher"), and John A. Smolik and Smolik Family LLP (collectively, "Smolik"), Photogen Technologies, Inc. ("Technologies"), Photogen, Inc. ("Photogen"), Robert J. Weinstein, M.D. ("Weinstein"), Stuart P. Levine ("Levine") and Tannebaum, LLC ("Tannebaum, LLC").

                                    RECITALS

          Dees, Wachter, Scott, Fisher and Smolik are collectively referred to herein as the "Tennessee Stockholders." The Tennessee Stockholders are the record and beneficial owners, collectively, of 20,548,435 shares of Technologies Stock, constituting 52.9% of all of the issued and outstanding common stock of Technologies. Craig Dees, Walter Fisher and John Smolik are former officers and/or directors of Technologies and Photogen. Eric Wachter is a current director and officer, and Timothy Scott is a current officer and former director, of Technologies and Photogen.

          The Tennessee Stockholders are parties to the Voting Agreement, pursuant to which they agreed to vote their Technologies Stock for the election of certain nominees to the Board of Technologies and for certain other matters as provided in the Voting Agreement. The Tennessee Stockholders are also parties to the Lock Up Agreement, pursuant to which they agreed to refrain from selling or otherwise disposing of their Technologies Stock, and to certain other matters, as provided in the Lock Up Agreement.

          Technologies and its wholly-owned subsidiary Photogen have been involved in two lines of businesses since May of 1997, namely the Diagnostic Business and the Therapeutic Business. Photogen's first patents reflect these two separate and distinct lines of business and its subsequent operations over the last five years are consistent with, on the one hand, developing technologies for the treatment of (among other things) cancer, pre-cancerous conditions, psoriasis and other dermatological conditions ("Therapeutic Business"); and, on the other hand, the diagnosis of cancer (through lymphography and other methods) and cardiovascular disease ("Diagnostic Business").

          Management of Technologies and Photogen believes that the medical need and economic potential of PH-50 and N-1177 and other diagnostic technologies is of such significance that management recently determined to focus substantially all of its development efforts and resources in this area for the foreseeable future, and to seek to license out, partner or otherwise co-develop PH-10 and other therapeutic technologies, without significant use of its resources, to or with other companies for further development and commercialization. Management's decision to focus principally on the development of PH-50 and diagnostic technologies is also based on the fact that developing programs for therapeutics and diagnostic imaging products are significantly different and an attempt to develop therapeutic and diagnostic

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programs concurrently would require substantial amounts of capital and diverse management resources not currently available to Technologies or Photogen.

          As a result of the foregoing, certain differences have arisen between the Tennessee Stockholders, on the one hand, and the current management of Technologies and Photogen, on the other hand, concerning (among other things) the management, direction and business plan of Technologies and Photogen and particularly the resources and development of the Diagnostic Business compared to the Therapeutic Business (the "Differences"). Such Differences are increasingly likely to lead to conflicts that may prevent Technologies and Photogen from devoting the necessary amount of time and resources to developing the Diagnostic and Therapeutic Businesses, respectively.

          In order to effect the separation contemplated by this Agreement and allow the Parties to devote full resources to their separate Businesses in a timely manner, the Parties hereto desire to engage in a separation of the Businesses, on and subject to the terms of this Agreement.

                                    AGREEMENT

          Now, therefore, in consideration of the promises and representations herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 DEFINED TERMS. The following terms are defined for purposes of this Agreement and any other document delivered in connection with this Agreement:

          (a) "Claim" means any past, present and future allegations, claims, actions, causes of action (in law or in equity), suits, debts, agreements, Liabilities, demands, damages (including actual, consequential, punitive and exemplary damages), losses, expenses (including attorneys' fees and expenses) or interest, of any nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, other than an Excluded Claim.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Diagnostic Business" means the tangible and intangible assets, properties, rights and employees associated with the business of research and development of PH-50 and N-1177 technologies represented by and related to the inventions listed on Schedule A hereto, and the manufacture, marketing, licensing, lease and/or sale of products or services relating to such technologies, together with Liabilities associated with the foregoing (including those listed on Schedule A), all as more fully set forth in Schedule A hereto.

          (d) "Excluded Claims" means any Claim (i) to enforce the provisions of this Agreement, or any document delivered in connection with this Agreement, including for Technologies to enforce paragraph 4 of Schedule F, (ii) for indemnification under the bylaws of Technologies or Photogen or any written indemnification agreement applicable to a Person (except for any act or omission covered by paragraph 4 of Schedule F which is an Excluded

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Claim), or (iii) relating to a misrepresentation of a material fact related to the transactions described herein or any omission of a material fact necessary to make the statements by any Party to another Party not misleading in light of the circumstances in which such statements were made.

          (e) "GenNyc Intellectual Property" shall mean all the rights to and under the General Patent Rights, the Joint Patent Rights and the NC-67722 Patent Rights (as those terms are defined in the License Agreement dated September 30, 1999 between Massachusetts General Hospital and Photogen) which were initially licensed to Photogen and thereafter assigned and transferred to Technologies pursuant to that License Agreement.

          (f) "Liability" means any liability or obligation of every kind and nature, whether absolute or contingent, know or unknown, or accrued or unaccrued.

          (g) "Lien" means any lien, security interest, pledge, claim, restriction (other than restrictions on distribution of securities generally imposed by the securities laws), purchase right, option, or other encumbrance of any kind.

          (h) "Lock-Up Agreement" means the Agreement dated as of May 9, 2001 among the Tennessee Stockholders, Technologies and Photogen.

          (i)  "Party" is any Person that executes this Agreement.

          (j) "Person" means any individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization or group, or any governmental entity (or any department, agency or political subdivision thereof).

          (k) "Photogen Stock" means the shares of common stock, $.01 par value per share, of Photogen, Inc.

          (l) "Related Person" means, with respect to any Party, any or all of the following (to the extent applicable): past, present and future stockholders, partners, principals, controlling Persons, directors, officers, affiliates, employees, agents, representatives, attorneys, insurers, and each of their respective estates, trusts, trustees, heirs, predecessors, successors and assigns, and any Person whose Claim or Liability arises out of or derives from any relationship with a Party. A Related Person of the Tennessee Stockholders includes any trust or family partnership that owns Technologies Stock. A Related Person of Technologies includes Weinstein, Levine and the Tannebaum, LLC, the Tannebaum Trust and the Tannebaum Estate. After the Closing, the Tennessee Stockholders and Photogen will not be deemed Related Persons of Technologies.

          (m) "Technologies Stock" means the shares of common stock, $.001 par value per share, of Photogen Technologies, Inc.

          (n) "Therapeutic Business" means the tangible and intangible assets, properties, rights and employees associated with the business of research and development of PH-10, laser and biotech technologies represented by and related to the inventions listed on Schedule B hereto, and the manufacture, marketing, licensing, lease and/or sale of products or

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services relating to such technologies, together with Liabilities associated with the foregoing (including those listed on Schedule B), all as more fully set forth in Schedule B hereto.

          (o) "Voting Agreement" means the Amended and Restated Voting Agreement, dated as of September 4, 2001, by and among the Tennessee Stockholders, Technologies, Photogen and Weinstein.

     1.2 OTHER TERMS. Other capitalized terms in this Agreement and any other document delivered in association with this Agreement shall have the meaning given to such terms in this or such other documents. In all events, the singular includes the plural and vice versa and the masculine includes the neuter and vice versa. The word "including" or "includes" shall be construed to mean "including without limitation" or "includes without limitation."

                                   ARTICLE II
                                BASIC TRANSACTION

     2.1  TRANSFER OF BUSINESSES. At the Closing (as hereinafter defined):

          (a) Photogen will distribute, assign, transfer and deliver to Technologies all of its right, title and interest in and to the technologies, properties and Liabilities associated with the Diagnostic Business as set forth in Schedule A hereto.

          (b) Technologies will cause to be retained in Photogen and/or distribute, assign, transfer and deliver to Photogen, to the extent applicable, all of its right, title and interest in and to the technologies, properties and Liabilities associated with the Therapeutic Business as set forth in Schedule B hereto.

          (c) All retentions, distributions, contributions, assignments and transfers set forth in Sections 2.1(a) and 2.1(b) are on an "as is" basis and without recourse and without any representation or warranty (other than those expressly set forth in Sections 2.3(a) and (b)) or warranty of merchantability, fitness for any particular purpose, non-infringement or any other express or implied warranties whatsoever.

     2.2  ASSUMPTION OF LIABILITIES. At and as of the Closing:

          (a) Technologies will assume and perform, in accordance with their respective terms, the Liabilities that are part of the Diagnostic Business as set forth in Schedule A hereto.

          (b) Photogen will assume and perform, in accordance with their respective terms, the Liabilities that are part of the Therapeutic Business as set forth in Schedule B hereto.

          (c) The obligation to repay the $2,500,000 loan from the Tannebaum, LLC to Technologies will not be one of the Liabilities assumed by Photogen and any Lien on the assets of the Therapeutic Business arising from such loan will be released upon the Closing of the corporate separation.

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     2.3  SPLIT OFF TRANSACTION.

          (a) At the Closing, Technologies, Photogen, and the Tennessee Stockholders will engage in the following "split off" transaction in which (i) each Tennessee Stockholder will transfer and deliver to Technologies all shares of Technologies Stock he owns, of record or beneficially, directly or indirectly, free and clear of any Lien, in exchange for (ii) all Photogen Stock, which Technologies will distribute, assign, transfer and deliver to the Tennessee Stockholders as jointly directed by them or to an entity controlled by the Tennessee Stockholders (but in all cases in which Photogen Stock is not distributed directly to one of the Tennessee Stockholders, the stock will be distributed to an entity which is wholly owned by the Tennessee Stockholder and is disregarded for federal income tax purposes), free and clear of all Liens.

          (b) It is the intentions of the Parties to the split off transaction to comply with Section 355 of the Code and related Treasury Regulations, including making such representations to the other parties to the split-off transaction as are normal and customary in such a transaction except for the change of control of Technologies. However, notwithstanding the foregoing, each of the Parties will obtain their own separate tax advice and will be responsible for any tax associated with or resulting from the split off transaction. Any Party taking a position on any Internal Revenue Service return or report, other than consistent with the foregoing, agrees to notify the other Parties prior to filing such return or report.

     2.4  TERMINATION OF AGREEMENTS; RESIGNATION.

          (a) As of the Closing, all employment agreements (including any covenants not to compete other than those set forth in Section 4.2(a), below and Schedule C-1) to which any of the Tennessee Stockholders are a party with Technologies will be transferred and assumed by Photogen and no further compensation, perquisites, bonuses or other benefits will be due from Technologies, except that accrued but unpaid base salaries as set forth below will be paid forthwith, subject to normal withholding, after Technologies has raised funding through an equity financing:

                                      AMOUNT OF ACCRUED AND
          NAME OF EMPLOYEE            UNPAID BASE SALARY (1)
          -----------------------     ---------------------
          Craig Dees                  $25,000.00
          Eric Wachter                $25,000.00
          Tim Scott                   $25,000.00
          Walter Fisher               $62,500.00(2)
          John Smolik                 $78,125.00(2)

          (1) through the Closing
          (2) with interest until paid at the rate of 2% per annum

          (b) Any duties of any Party to Technologies or Photogen (whether pursuant to agreement, bylaw, statute or otherwise) to (i) maintain the confidentiality of, and not to use, confidential or proprietary information of, or (ii) indemnify, another Party shall remain in full force and effect after the Closing in accordance with the terms thereof.

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          (c)  As of the Closing, the Voting Agreement and the Lock Up Agreement
will be terminated and of no further force or effect.

          (d) As of the Closing, each of the Tennessee Stockholders will resign from any offices or other official capacities relating to Technologies, including as an employee, officer or director of Technologies or trustee of any employee benefit plan.

          (e) As of the Closing, all persons associated with Technologies (including Aidan King) other than a Tennessee Stockholder shall resign as an officer, director or employee of Photogen.

          (f) As of the Closing, Photogen's name will be changed to one not confusingly similar.

     2.5 CERTAIN POST-CLOSING TRANSACTIONS AND ACTIVITIES. Photogen and Technologies agree that until twelve months after the Closing, they will (i) maintain their status as companies engaged in the active conduct of the Therapeutic Business and Diagnostic Business, respectively, and (ii) not engage in any transaction that would result in their ceasing to be engaged in the active conduct of a trade or business within the scope of Code Section 355.

                                   ARTICLE III
                                    RELEASES

     3.1  IDENTITY OF RELEASED PERSONS.

          (a) For purposes of Section 3.3, the Released Persons are Technologies and each of its Related Persons.

          (b) For purposes of Section 3.4, the Released Persons are each of the Tennessee Stockholders, Photogen, and each of their Related Persons.

     3.2  PARTIES FULLY INFORMED.

          (a) The parties hereto and, in particular, each of the Tennessee Stockholders acknowledge that they are fully informed regarding all material facts and information regarding the Therapeutic and Diagnostic Businesses, including the risks and future prospects associated with those Businesses; in particular, each Tennessee Stockholder is aware:

               (i) that Technologies is in the process of attempting to raise capital (approximately $16-$20 million) through the sale of its common stock or other securities for the purpose of developing the Diagnostic Business, but there is no assurance that such a transaction will be completed;

               (ii) that the Diagnostic Business being retained by Technologies, in which the Tennessee Stockholders will have no interest as a result of the separation of the Businesses under this Agreement, is believed to be of substantial potential value in the opinion of management; and

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               (iii) that Technologies has provided the Tennessee Stockholders with the opportunity to inquire of management regarding all information and facts available to management regarding the Diagnostic Business and its future prospects.

          (b)  Technologies is aware of and understands that:

               (i) the Therapeutic Business being retained by the Tennessee Stockholders, in which Technologies and its remaining shareholders will have no interest as a result of the separation of the Businesses under this Agreement, is believed to be of substantial potential value in the opinion of the Tennessee Stockholders; and

               (ii) the Tennessee Stockholders have provided Technologies with the opportunity to inquire regarding all information and facts available to the Tennessee Stockholders regarding the Therapeutic Business and its future prospects.

          (c) Notwithstanding the foregoing, all Parties desire to proceed with the separation of the Businesses as contemplated under this Agreement. The Tennessee Stockholders have full knowledge and understanding that upon the Closing of this transaction they will have no right to share in future success, if any, of Technologies unless they should individually decide to purchase stock of Technologies in the open market at prevailing market prices. Similarly, Technologies understands that it and its shareholders will have no right to share in the future success, if any, of the Therapeutic Business, unless they are able to purchase stock in an entity that ultimately owns the Therapeutic Business.

     3.3 RELEASE OF TECHNOLOGIES. Effective as of the Closing, each of the Tennessee Stockholders, on behalf of himself and each of his Related Persons, hereby fully releases, remises and discharges the Released Persons identified in
Section 3.1(a) of and from, and covenants not to directly or indirectly sue or otherwise assert in any forum against such Released Persons, any and all Claims arising out of, based upon or relating to any actual or alleged act or omission of such Released Persons from the beginning of time through the Closing, whether asserted before or after the date of this Agreement, whether based upon contract (written or oral), tort, statute, regulation, course of dealing, contribution, indemnity, breach of duty, misrepresentation, bad faith, intentional or negligent acts or omissions, or otherwise, and whether in law or in equity; provided, however, that the foregoing will not release or impair the Excluded Claims. Further, none of the Tennessee Stockholders or any of their Related Persons shall, directly or indirectly, voluntarily assist, encourage, support or in any way facilitate the prosecution or assertion of any Claims against such Released Persons.

     3.4 RELEASE OF TENNESSEE STOCKHOLDERS. Effective as of the Closing, Technologies, on behalf of itself, and its Related Persons, hereby fully releases, remises and discharges the Released Persons identified in Section 3.1(b) of and from, and covenants not to directly or indirectly sue or otherwise assert in any forum against such Released Persons, any and all Claims arising out of, based upon or relating to any actual or alleged act or omission of such Released Persons from the beginning of time through the Closing, whether asserted before or after the date of this Agreement, whether based upon contract (written or oral), tort, statute, regulation, course of dealing, contribution, indemnity, breach of duty, misrepresentation, bad faith, intentional or negligent acts or omissions, or otherwise, and whether in law or in equity; provided, however,

                                        7
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that the foregoing will not release or impair the Excluded Claims. Further, neither Technologies nor any of its Related Persons shall, directly or indirectly, voluntarily assist, encourage, support or in any way facilitate the prosecution or assertion of any Claims against such Released Persons.

     3.5 NO ADMISSIONS. None of the Parties admits any liability or wrongdoing, or the validity of any claims or defenses in the Differences or otherwise, and neither this Agreement, the Releases nor any document referred to herein may be construed as, or may be used as an admission by any Party of any fault, wrongdoing or liability whatsoever. The Parties have entered into this Agreement to amicably resolve their Differences.

     3.6 UNKNOWN CLAIMS. The releases in Sections 3.3 and 3.4 include a release of Claims which, at this time, may be unknown or unsuspected. Each releasing Party waives any common law or statutory doctrine which limits the release of unknown or unsuspected Claims.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES

     4.1 FAIRNESS OPINION. Prior to the Closing, Technologies will obtain a fairness opinion from a nationally-recognized banking or valuation firm. The opinion must be satisfactory to Technologies in that it concludes that the split-off transaction contemplated by this Agreement is fair from a financial point of view to the remaining stockholders of Technologies after the separation. If the fairness opinion does not so conclude, the Parties will cooperate in good faith to agree on modification to the terms of the transaction so that a fairness opinion can be delivered which concludes that the transaction is fair from a financial point of review to the remaining stockholders of Technologies after the separation; but in all events, regardless of any such modification, all of the Tennessee Stockholders' Technologies Stock will be transferred to Technologies at the Closing.

     4.2  PH-10 AGREEMENT.

          (a) Photogen and the Tennessee Stockholders agree not to develop or sublicense the technologies that are part of the Therapeutic Business for diagnostic x-ray purposes or to adversely affect the development of N1177 or PH-50 and will, at the Closing, execute the form of a non-competition agreement attached as Schedule C-1 to effect the foregoing. Photogen at the Closing will also grant Technologies a royalty-free, fully paid up, exclusive and worldwide license in the form attached as Schedule D hereto to fully use and commercialize the technologies that are necessary to fulfill Technologies' contractual commitments to Sentigen, Ltd., provided such license does not incur royalties due to third-party licensees (such as those due to Massachusetts General Hospital), or impose on Photogen other royalties, fees or penalties to other third parties, including those for which the licensed technologies may infringe, or for which an interference may be asserted (any such royalties, fees or penalties due will be paid by Technologies).

          (b) Similarly, Technologies agrees not to develop or sublicense non-nanoparticulate PH-10, or to adversely affect the development of PH-10 and will, at the Closing, execute the form of a non-competition agreement attached as Schedule C-2 to effect the foregoing. Moreover, with the exception of the GenNyc Intellectual Property, Technologies will

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use reasonable efforts to obtain release of all PH-10 technologies from any contractual commitments to Sentigen, Ltd.

     4.3  INDEMNITY.

          (a) After the Closing, Photogen shall indemnify, defend, reimburse and hold harmless each of the Released Persons identified in Section 3.1(a) and each of their Related Persons against any and all of the following Claims:
Claims arising out of or relating to (i) any Liability assumed by Photogen pursuant to Section 2.2(b) hereto; (ii) any breach or alleged breach of any representation, covenant or warranty by Photogen or its Related Persons under this Agreement; and (iii) any violation by Photogen or its Related Persons of the release set forth in Section 3.3 hereto. Notwithstanding the foregoing, this indemnity does not cover or apply to any tax liability to Technologies or any of its Related Persons resulting from the transactions contemplated by this Agreement.

          (b) After the Closing, Technologies shall indemnify, defend, reimburse and hold harmless each of the Released Persons identified in Section 3.1(b) and each of their Related Persons against any and all of the following
Claims: Claims arising out of or relating to (i) any Liability assumed by Technologies pursuant to Section 2.1(a) hereto; (ii) any breach or alleged breach of any representation, covenant or warranty by Technologies or its Related Persons under this Agreement; and (iv) any violation by Technologies or its Related Persons of the release set forth in Section 3.4 hereto. Notwithstanding the foregoing, this indemnity does not cover or apply to any tax liability to the Tennessee Stockholders or any of their Related Persons resulting from the transactions contemplated by this Agreement.

          (c)  The indemnity obligations of the Parties set forth in this
Section 4.3 shall be subject to the following conditions: (i) the Party seeking indemnification and/or defense must promptly notify the indemnifying Party of the Claim giving rise to the indemnification obligation (provided, that failure to promptly notify will be a defense to indemnity only to the extent the indemnifying Party is prejudiced thereby); and (ii) the Party seeking indemnification shall not settle the lawsuit without the prior consent of the indemnifying Party (such consent not to be unreasonably withheld, delayed or conditioned).

     4.4 VOTING; WAIVER. Each Tennessee Stockholder, Tannebaum, LLC, Weinstein and Levine agrees to approve (i) the separation transactions in this Agreement, in all capacities as holders of Technologies Stock, directors, officers or otherwise, and (ii) a financing transaction approved by a majority of the Board of Directors of Technologies ("Financing Transaction"). Each Tennessee Stockholder irrevocably waives the right to participate in any offering by Technologies of Technologies Stock to its stockholders (even if the Tennessee Stockholders are stockholders of record and otherwise would have been eligible to participate in such offering). The Parties represent that there is no known bar to their voting for the transactions in this Agreement or the proposed Financing Transaction, will take all reasonable measures to avoid the creation of any such bar, will not dispose, transfer, assign or otherwise affect ownership or voting rights of their shares, and will cause all shares under their direct or indirect control, as listed in Schedules E-1 and E-2 opposite his or its name as appropriate, to be voted in favor of this Agreement and the proposed Financing Transaction.

     4.5 FURTHER ACTS. If, at any time hereafter, any further assignments or assurances or any other acts are necessary, desirable or proper to: (a) vest, perfect or confirm ownership of and title to any of the assets to be transferred and/or retained as contemplated by this Agreement including, in particular, to provide Technologies with all intellectual and other property related to PH-50 (including N1177); (b) ensure proper and complete compliance with federal, state and local administrative or regulatory laws; or (c) otherwise carry out the purposes of this Agreement, each Party shall execute and deliver all such assignments and assurances and do all such acts as such other Party shall reasonably request.

     4.6  NON-INTERFERENCE.

          (a) None of the Tennessee Stockholders, Photogen, nor any Person acting on their behalf or any of them, will take any action before and after the Closing intended or having the effect in any way to disparage Technologies (including its products or technology), Weinstein, Levine, the Tannebaum, LLC or any of their respective Related Persons, or make or solicit any comments or statements to the media or other Persons that may reasonably be considered to be derogatory or detrimental to their professional or personal reputation.

          (b) None of Technologies, Weinstein, Levine, the Tannebaum, LLC, nor any Person acting on behalf of any of them, will take any action before and after the Closing intended or having the effect in any way to disparage any of the Tennessee Stockholders, Photogen, (including its products or technology), or any of their respective Related Persons, or make or solicit any comments or statements to the media or other Persons that may reasonably be considered to be derogatory or detrimental to their professional or personal reputation.

     4.7 USE OF THE NAME PHOTOGEN. The Parties agree that upon the Closing, Photogen will have changed its corporate name to a name not confusingly similar to "Photogen" and will not thereafter use "Photogen" or similar words as its name or in any other materials or products.

                                    ARTICLE V
                                 REPRESENTATIONS

     5.1 REPRESENTATION OF TENNESSEE STOCKHOLDERS. Each Tennessee Stockholder represents and warrants to Technologies as follows:

          (a) He is the record and beneficial owner of the Technologies Stock set forth opposite his name on Schedule E-1 hereto.

          (b) The transfer contemplated by Section 2.3(a) above will vest in Technologies all right, title and interest in and to all Technologies Stock owned beneficially by such Tennessee Stockholder, free and clear of all Liens.

          (c) He does not own (beneficially or of record) or control, directly or indirectly, any Technologies Stock (or rights to acquire, or instruments convertible into or exercisable for, Technologies Stock) except as set forth in Schedule E-1 hereto.

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          (d)  He has not conveyed to any other Person any interest or right in the Differences or any Claim against Technologies, Weinstein, Levine, the Tannebaum, LLC or any Related Person.

          (e) He is receiving the Photogen Stock solely for his Technologies Stock and no part of the consideration received is for accrued but unpaid salary.

          (f) He is acquiring the Photogen Stock for his own account and not with a view to the resale or distribution thereof except in compliance with applicable securities laws.

          (g) His "Statement of Facts" set forth in Schedule F-1 does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     5.2 REPRESENTATION OF WEINSTEIN, LEVINE AND THE TANNEBAUM LLC ("CHICAGO STOCKHOLDERS"). Each Chicago Stockholder represents and warrants to the Tennessee Stockholders as follows:

          (a) He is the record and beneficial owner of the Technologies Stock set forth opposite his name on Schedule E-2 hereto.

          (b) He does not own (beneficially or of record) or control, directly or indirectly, any Technologies Stock (or rights to acquire, or instruments convertible into or exercisable for, Technologies Stock) except as set forth in Schedule E-2 hereto.

          (c) He has not conveyed to any other Person any interest or right in the Differences of any Claim against Photogen, the Tennessee Stockholders or any Related Person.

     5.3 Technologies represents and warrants to the Tennessee Stockholders that Technologies is acquiring the Technologies Stock from the Tennessee Stockholders for its own account for the purpose of cancellation.

     5.4 Each Party (a "Representing Party") hereby represents and warrants, as to himself or itself only, to each other Party as follows:

          (a) The Representing Party has full power and authority to execute and deliver this Agreement and all of the other documents contemplated hereby to be executed and delivered in connection with this Agreement, and this Agreement and such other documents constitute the valid and legally binding obligation of the Representing Party, enforceable in accordance with their respective terms and conditions.

          (b) The Representing Party has been represented by counsel of his or its choice in negotiating and concluding this Separation Agreement, has entered into this Agreement as his or its free and voluntary act, and has discussed this Agreement (including the releases herein) with his or its counsel.

          (c) Except for matters expressly covered by Article V of this Agreement, the Representing Party is relying on his or its own due diligence on all matters concerning the transactions contemplated by this Agreement. The Representing Party understands that if the facts (other than facts expressly covered by this Article V) upon which he or it relied on in entering into this Agreement are later found to be different from the facts he or it now believes to be true, that Representing Party accepts the risk of those possible differences, waives the benefit of any statute or common law that limits or restricts the effectiveness of a release of unknown claims and agrees that this Agreement (including the releases) will nonetheless be effective. Without limiting the generality of the foregoing, each Representing Party acknowledges that Technologies and Photogen are continuously planning and achieving scientific developments and strategic, collaborative and financing transactions which Technologies and Photogen believe are not appropriate for public disclosure at this time but which may be material and may come to fruition during the next 12 months or thereafter. Each Representing Party represents and warrants that he or it is entering into this Agreement with awareness of the foregoing.

                                   ARTICLE VI
                               CLOSING CONDITIONS

     6.1  AT THE CLOSING. The consummation of the transactions contemplated in
Article II and the other transactions contemplated hereby to be consummated by the Closing (the "Closing") shall take place as soon as practicable after all of the conditions in Section 6.2 below have been fulfilled or waived by the appropriate Party. At the Closing, the Parties shall each deliver or cause to be delivered such documents and other items consisted with this Agreement that would customarily be necessary to Close.

     6.2 CONDITIONS TO CLOSING. The Closing shall by subject to the following conditions:

          (a) That the Parties have executed mutually acceptable definitive agreements, instruments of transfer or assignment, and closing documents containing commercially reasonable representations, warranties and covenants customary for transactions of this type;

          (b) That all representations and warranties in this Agreement and the other agreements to be executed in connection with this Agreement are true, correct and complete, at and as of the Closing;

          (c) That all covenants and agreements required to be performed by the Parties before the Closing have been performed;

          (d) That there is no litigation or proceeding filed by a Person seeking damages as a result of the transactions herein or seeking to enjoin such transactions;

          (e) That the fairness opinion contemplated by Section 4.1 above has been obtained and is satisfactory to Technologies;

          (f) That all requisite Technologies stockholder and Board consents and approvals have been obtained, including that the holders of a majority of Technologies Stock, (other than the Tennessee Stockholders), approve the transactions in this Agreement;

          (g) That all requisite third party and governmental filings have been made and all necessary consents and approvals have been obtained;

          (h) That Technologies shall be permitted to consummate the transactions contemplated by this Agreement under Section 78.288 of the Nevada General Corporation Law; and

          (i) That Photogen shall, immediately following the closing (but contemporaneous with the closing of the Financing Transaction) reimburse Technologies in the amount of $60,000 out of its post-closing assets.

          (j) That Technologies shall receive written advice from BDO Seidman that, if the Corporate Separation is not tax free to Technologies under Sec. 355 of the Code, that the resulting tax would not exceed the amount of its current NOL's (Net Operating Losses) (whether such NOL's are currently on the books of Photogen or Technologies) which would be eligible to offset such tax. Any NOL's remaining after offsetting any such tax shall be allocated between Technologies and Photogen in accordance with the Code pursuant to written advice from BDO Seidman.

          (k) The closing of the Corporate Separation and its related transactions under this Agreement shall be contemporaneous with the closing of the proposed Financing Transaction with Mi3 and others pursuant to the Agreement dated July 29, 2002, in accordance with a time sequence and agenda mutually agreeable to the parties hereto.

                                   ARTICLE VII
                               DISPUTE RESOLUTION

     7.1 If the parties are unable to resolve any dispute or claim relating to this Agreement, then such dispute or claim shall be resolved by final and binding arbitration conducted by the American Arbitration Association ("AAA") pursuant to its commercial arbitration rules. If the parties cannot otherwise agree, the arbitration shall be conducted at a time and place selected by the AAA. Each party to the dispute shall select one arbitrator and the two so chosen shall choose a third (however, the parties to the dispute may by mutual agreement elect to jointly select only one arbitrator). Each arbitrator shall be qualified by education and training to pass upon the particular matter to be decided. The arbitration shall be kept confidential. The arbitration shall be conducted as expeditiously as possible with due consideration for the complexity of the dispute in question, and the arbitration panel shall render its award or decision within 30 days after any final arguments of the parties. Each party to the dispute shall pay its own fees and expenses of the arbitration (including legal fees) and the parties to the dispute shall share equally the costs of the arbitrator(s). The decision of the arbitrator(s) may be enforced in any court having jurisdiction over the parties to the dispute. Notwithstanding the foregoing, any party shall be entitled to seek injunctive or other equitable relief from any court having jurisdiction over the parties before, during or after the arbitration procedures described above. Seeking such relief shall not operate to waive the right or obligation to compel the parties to arbitration.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1  GENERAL. This Agreement:

          (a) Shall be binding upon and inure to the benefit of the Parties, their respective successors and assigns and the other Related Persons subject to the releases set forth above, but may not be assigned without the written consent of the other Parties hereto;

          (b) May be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument and shall be binding upon the Party executing the same;

          (c) May be executed by a signature page delivered by telecopier, in which case the Party so executing this Agreement shall promptly thereafter deliver its originally executed signature page (but the failure to deliver an original shall not affect the binding nature of such Party's signature);

          (d) Shall be governed by the internal laws of the State of Nevada without regard to its conflict of laws provisions;

          (e) May only be amended by a writing dated after the date hereof and signed by or on behalf of all the Parties; and

          (f) Together with the Recitals set forth above and the Schedules (all of which are incorporated into this Agreement by reference), constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and thereof, and supersedes any prior negotiations, representations or agreements, written or oral, with respect to such subject matter (none of which prior matters shall be binding upon the Parties).

     8.2 SEVERABILITY. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or contrary to public policy, such term or provision shall be modified to the extent necessary to be valid and enforceable and shall be enforced as modified; provided, however, that if no modification is possible such provision shall be deemed stricken from this Agreement. In any case, the remaining provisions of this Agreement shall not be affected thereby.

     8.3 NOTICES. All notices and other communications hereunder shall be in writing and addressed to the Party to be notified at the address set forth in
Schedule 0 (which address may be changed by like notice); and shall be deemed effective and duly given (i) three days after being mailed by certified or registered mail, postage prepaid, return receipt requested, (ii) upon receipt if delivered by personal delivery, expedited courier or messenger service, or (iii) upon the transmitting Party obtaining a confirmation of receipt of a facsimile transmission.

                            [Signature pages follow]

          IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first set forth above.

                                  Photogen Technologies, Inc.

                                  By:
                                      ------------------------------------------
                                  Its:   President


                                  Photogen, Inc.

                                  By:
                                      ------------------------------------------
                                  Its:   President


                                  ----------------------------------------------
                                  Craig Dees, Ph.D.


                                  Dees Family Foundation

                                  By:
                                      ------------------------------------------


                                  ----------------------------------------------
                                  Eric A. Wachter, Ph.D.


                                  Eric A. Wachter 1998 Charitable Remainder
                                  Unitrust

                                  By:
                                      ------------------------------------------


                                  ----------------------------------------------
                                  Timothy D. Scott, Ph.D.


                                  Scott Family Investment Limited Partnership

                                  By:
                                      ------------------------------------------


                    [SIGNATURE PAGE TO SEPARATION AGREEMENT]

                                  ----------------------------------------------
                                  Walter Fisher, Ph.D.


                                  Fisher Family Investment Limited Partnership

                                  By:
                                      ------------------------------------------


                                  Walt Fisher 1998 Charitable Remainder Unitrust

                                  By:
                                      ------------------------------------------


                                  ----------------------------------------------
                                  John A. Smolik


                                  Smolik Family LLP

                                  By:
                                      ------------------------------------------


                                  ----------------------------------------------
                                  Robert J. Weinstein, M.D.


                                  ----------------------------------------------
                                  W.F. Investments Enterprises, LP


                                  ----------------------------------------------
                                  Robert and Lois Weinstein
                                  Family Foundation, Inc.


                                  ----------------------------------------------
                                  Lois B. and Robert J. Weinstein
                                  Joint Revocable Trust


                    [SIGNATURE PAGE TO SEPARATION AGREEMENT]

                                  ----------------------------------------------
                                  Stuart P. Levine


                                  ----------------------------------------------
                                  SL Enterprises, LP


                                  ----------------------------------------------
                                  Stuart and Sherri Levine
                                  Family Foundation, Inc.


                                  Tannebaum, LLC,
                                  By: STRO, LLC (its manager)


                                  By:
                                      ------------------------------------------
                                  Its:
                                      ------------------------------------------


                    [SIGNATURE PAGE TO SEPARATION AGREEMENT]

                                    SCHEDULES

A    Diagnostic Line of Business

B    Therapeutic Line of Business

C-1  Form of Non-Competition Agreement
     (Photogen, Inc., Tennessee Stockholders to Photogen Technologies)

C-2  Form of Non-Compensation Agreement
     (Photogen Technologies to Photogen, Inc.)

D    Form of License Agreement

E-1  Stock Holdings of Tennessee Group

E-2  Stock Holdings of Certain Chicago Stockholders

F    Statement of Facts

G    Addresses for Notices

                                                                      Schedule A

                DIAGNOSTIC LINE OF BUSINESS (AS OF JULY 29, 2002)

I. SPECIFIC INTELLECTUAL PROPERTY (INCLUDING ALL RELATED INTERNATIONAL PATENTS AND APPLICATIONS):

-    Photogen/Alliance Patents:

     U.S. 5,114,703  Percutaneous Lymphography using Particulate Fluorocarbon
                     Emulsions (Wolf and Long)
     U.S. 5,496,536  Percutaneous Lymphography (Wolf)

-    GENNYC Intellectual Property:

     PHO-112   Enhanced Radiation Therapy (Wolf, McIntire, Bacon and Illig)
     SEN-104   Radiodense Compositions (McIntire, Bacon, Illig and Wolf)

-    Photogen Intellectual Property:

     PHO-125   Medicaments and Methods for deliveries pharmalogic active
               substances using nanoparticulates
     PHO-124   Method for Vascular Imaging using Nanoparticulate Contrast Agents
               (Koenig)
     PHO-111   Photogen(R) trademark (issued)
     SEN-101   Sentagen(TM) trademark (pending)
     SEN-102   Nanolymph(TM) trademark (pending)
     SEN-107   Sentigen(TM) trademark (pending)

     License: License Agreement as of September 30, 1999 between The General Hospital Corporation d/b/a Massachusetts General Hospital and Photogen, Inc. (Recently assigned to Photogen Technologies, Inc.), including all technology, intellectual property, know how and patents covered thereby from MGH and Nycomed Imaging, AS

II.  OTHER ASSETS:

(a) Except as set forth in Schedule B and to the extent related to the Diagnostic Business, all of Technologies' and Photogen's right, title and interest in and to all of their respective property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, including the following to the extent related to the Diagnostic Business:

-    all real property, and leases for real property;

- all tangible personal property, including all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, and other items of tangible personal property of every kind owned or leased by Technologies or Photogen (wherever located and whether or not carried on their books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto;

                                                                      Schedule A

- all inventories, wherever located, including all finished goods, work in process, raw materials, spare parts, samples and all other materials and supplies to be used or consumed by Technologies or Photogen in the eventual production of finished goods or services;

- all accounts receivable, notes and other rights to payment from third parties and the full benefit of all security for such accounts or rights to payment;

-    all cash, cash equivalents and securities (other than the Photogen Stock);

- all contracts, agreements and similar arrangements, whether written or oral, and all outstanding offers or solicitations made by or to Technologies or Photogen to enter into any of the foregoing, including the following:

          -    Picker lease
          -    Elan JV documents
          -    lease for New Hope space
          -    research contracts relating to the Diagnostic Business
          - consulting or other service providers relating to the Diagnostic Business

- all governmental permits and authorizations and all pending applications therefor or renewals thereof;

- all data and records related to the operations of Technologies or Photogen, including research and development reports and records, records relating to clinical or pre-clinical studies, trials or experiments and financial records;

- all intellectual property not specifically identified above, including the following to the extent related to the Diagnostic Business:

     - all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof,

     - the name "Photogen," and all trade names, trade marks, service marks, logos, and all translations, adaptations, derivations and combinations thereof and all goodwill associated therewith, and all applications, registrations and renewals in connection therewith,

     - all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith,

     - all trade secrets and confidential information, including ideas, research and development, know how, formulas, compositions, processes and techniques, technical data, specifications, business and marketing plans,

     -    all computer software and licenses to use computer software, and

                                                                      Schedule A

     - all copies and tangible embodiments thereof (in whatever form or medium)

- all intangible rights and property not otherwise listed herein, including going concern value, goodwill, telephone, telecopy and e-mail addresses, URLs, and web sites and listings;

- all insurance policies and benefits, including rights to defense and indemnity, and proceeds;

- all claims against third parties, whether inchoate, known or unknown, contingent or non-contingent; and

- all rights relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof.

(b) All of the assets and properties listed on Schedule B to this Agreement are not part of the Diagnostic Business and are excluded from the assets and properties transferred to Technologies and shall remain the property of Photogen after the Closing.

(c) Photogen and Technologies will cooperate after the closing to effect a transfer of all Knoxville-based employees' 401(k) contributions to another plan or investment vehicle of their selection.

III. LIABILITIES ASSUMED:

- Picker lease: 60 month lease at $32,776 / mo, 25 payments remaining, totaling $554,894

- All accounts payable of Photogen Technologies, Inc. (and of Photogen, Inc. as set forth in the attachment hereto dated July __ 2002 and from July __, 2002 to Closing with the approval of Technologies.

- Accrued but unpaid base salaries as set forth in Section 2.4(a), upon receipt of equity financing.

-    Loan from Tannebaum, LLC to Photogen Technologies, Inc.

-    Loan from Elan to Photogen Technologies, Inc.

- Normal 1/2 salary of Dan Hamilton until closing and then payment of back salary; unpaid severance of Jay Harkins at closing; normal full salary of Heather Long until closing.

                                                                      Schedule B

               THERAPEUTIC LINE OF BUSINESS (AS OF JULY 29, 2002)

I. SPECIFIC INTELLECTUAL PROPERTY (INCLUDING ALL RELATED INTERNATIONAL PATENTS AND APPLICATIONS):

     The following Patents patent applications, drafts, and disclosures, U.S. and international:*

PHO-0001 Method for Improved Selectivity in Photo-Activation of Molecular Agents (Fisher, Wachter, and Dees) - including U.S. 5,829,448; 5,998,597; and 6,042,603.
PHO-0002 Method for Improved Selectivity in Photo-Activation and Detection of Molecular Diagnostic Agents (Wachter, Fisher, and Dees) - including U.S. 5,832,931.
PHO-102   Treatment of Pigmented Tissues Using Optical Energy (Dees and
          Wachter).
PHO-104 Improved Methods and Apparatus For Multi-Photon Photo-Activation of Therapeutic Agents (Wachter, Fisher and Smolik).
PHO-105 Improved Method for Targeted Topical Treatment of Disease (Dees, Scott, Smolik, Wachter and Fisher).
PHO-106   Method for Improved Imaging and Photodynamic Therapy (Dees and Scott).
PHO-107   High Energy Phototherapeutic Agents (Dees, Scott, Smolik and Wachter)
          - including U.S. 6,331,286.
PHO-108   Method and Agents for Improved Radiation Therapy (Wachter, Smolik and
          Dees) - ABANDONED 15 April 2002.
PHO-109 Improved Methods and Apparatus for Multi-photon Photo-activation and Detection of Molecular Agents (Fisher, Wachter, Smolik and Dees).
PHO-110 Method for Enhanced Protein Stabilization and for Production of Cell Lines Useful for Production of such Stabilized Proteins (Dees and Smolik).
PHO-113 Improved Topical Medicaments and Methods for Photodynamic Treatment of Disease (Dees, Scott, Smolik, Wachter and Fisher).
PHO-118   PulseView(R) trademark (issued).
PHO-119 Improved Intracorporeal Medicaments for Photodynamic Treatment of Disease (Dees, Scott, Wachter, Fisher, and Smolik).
PHO-120 Improved Intracorporeal Medicaments for High Energy Phototherapeutic Treatment of Disease (Dees, Scott, Wachter, Fisher, and Smolik).
PHO-121   Improved Methods and Apparatus for Optical Imaging (Fisher and
          Wachter).
PHO-122 Improved Medicaments for Chemotherapeutic Treatment of Disease (Scott and Dees).
PHO-123 Phototherapeutic Vaccination and Immunotherapy Against Tumors (Dees, Scott and Wachter).

*Note: Applications for PHO-114 and PHO-115 were filed as provisionals and never pursued as utility applications within the one-year deadline, and were therefore abandoned and the rights reverted to Mary Hendrix. PHO-116 was never prepared or filed.

                                                                      Schedule B

     The following other intellectual property:

     To the extent related to the Therapeutic Business, all ideas and inventions (whether patentable or unpatentable, tangible or intangible, and whether or not reduced to practice, including patent disclosures and other forms of invention disclosures, draft patent applications, patent applications, patents, other patent files or records, disclosures, draft patent applications, patent applications, patents, other patent files or records, and all improvements thereto, together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions, and reexaminations thereof, and all data, manuscripts and draft manuscripts, reports, records, notes and notebooks, analyses, and all similar works and all other intellectual properties produced or conceived by the Tennessee Stockholders, under the auspices of their respective Employment Agreements with, or resulting from any other duties to, Photogen, Inc. or Photogen Technologies, Inc., including that intellectual property identified in writing by E. Wachter to Technologies on July __. 2002.

II.  OTHER ASSETS

     To the extent related to the Therapeutic Business and except as set forth on Schedule A:

          (a) All right, title and interest in and to all property and assets, real, personal or mixed, tangible and intangible, of every kind and description, located anywhere in the state of Tennessee, at the Massachusetts Eye and Ear Infirmary, or in any way part of or otherwise associated with the Laserscope Aura XP laser believed to be located in New Hope, PA, together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto;

          (b)  All other data, reports, market studies, and similar properties;

          (c) All inventories, wherever located, including all finished goods, work in process, raw materials, spare parts, samples and all other materials and supplies;

          (d) All contracts, agreements and similar arrangements, whether written or oral, and all outstanding offers or solicitations made by or to Technologies or Photogen to enter into any of the foregoing, including the following:

     -    lease and utility contracts for the Knoxville facility;
     -    research contracts;
     -    consulting or other service providers;

          (e) All governmental permits and authorizations and all pending applications therefore or renewals thereof, along with all supporting documents and other records thereof, relating in any way to any use of PH-10;

          (f) All data and records related to the operations of Technologies or Photogen, including research and development reports and records, records relating to clinical or pre-clinical studies, trials or experiments and financial records;

          (g) All intellectual property not specifically identified above, including the following to the extent related to the Therapeutic Business:

                                                                      Schedule B

     - all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith,

     - all trade secrets and confidential information, including ideas, research and development, know how, formulas, substances, compositions of matter, formulations, processes and techniques, technical data, specifications, protocols, designs and commercial information relating to design, development, manufacture, assembly, use, or sale, and all business and marketing plans,

     -    all computer software and licenses to use computer software, and

     - all copies and tangible embodiments thereof (in whatever form or medium);

          (h) All goodwill and all telephone and telecopy addresses in the state of Tennessee;

          (i) All claims against third parties, whether inchoate, known or unknown, contingent or non-contingent; and

          (j) All rights relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof

III. LIABILITIES ASSUMED:

          (a) All liabilities associated with the Therapeutic Business, excluding accounts payable accrued on the books of Photogen, Inc. prior to the Corporate Separation as provided on Schedule A(III) (which will be retired by Technologies using its available capital) but including the following:

     - All costs of maintaining and operating the Knoxville, TN facility including but not limited to lease expense (including any costs or penalties that may be incurred should the lease be terminated including early termination charges or penalties), utilities, costs, including residual value payments, of any leased equipment.

     -    Costs, if any, of any environmental violations or remediation, if any.

     - Costs for salary, insurance, benefits and other compensation items for employees based in Knoxville.

          (b)  Photogen shall be liable after the Closing for:

               (1) all maintenance costs relating to the above-referenced U.S. and foreign patent and patent application filings, accruing after the Corporate Separation;

               (2) the royalty payable to Dr. Wolf pursuant to Section 4.1 of the Settlement Agreement regarding PH-10 dated June 13, 2002;

               (3) IMRA FCPA-2 Laser: PO PHGN--6091 (replaces PHGN-5625; due January 2003), $20,000; and

                                                                      Schedule B

               (4) Laserscope Aura XP Laser: Leased through HPSC, Inc.; 26 months remaining at $63,203, $2,180.89/month with 10% residual value ($6499.50) due at completion.

                                                                    Schedule C-1

                        FORM OF NON-COMPETITION AGREEMENT

          THIS NON-COMPETITION AGREEMENT (this "Noncompetition Agreement"), is entered into as of ________, 2002, by and between Photogen, Inc., a Tennessee corporation ("Photogen"), Craig Dees, Ph. D., Eric A. Wachter, Ph.D., Timothy D. Scott, Ph.D., Walter Fisher, Ph.D., and John A. Smolik (Dees, Wachter, Scott, Fisher and Smolik are, collectively, the "Tennessee Stockholders," each of Photogen and the Tennessee Stockholders shall be referred to individually as a "Restricted Party" and collectively as the "Restricted Parties"), and Photogen Technologies, a Nevada corporation ("Photogen Technologies").

                                    RECITALS

A. Pursuant to that certain Separation Agreement of even date herewith by and among Photogen, Photogen Technologies, each of the Tennessee Stockholders, the Dees Family Foundation, the Eric A. Wachter 1998 Charitable Remainder Trust, the Scott Family Investment Limited Partnership, the Fisher Family Investment Limited Partnership, the Walt Fisher 1998 Charitable Remainder Trust, the Smolik Family LLP, Robert J. Weinstein, M.D., Stuart P. Levine and Tannebaum, LLC (the "Separation Agreement"), Photogen and the Tennessee Stockholders, on the one hand, and Photogen Technologies, on the other hand, have separated their business interests in order to devote their full resources to the Therapeutic Business and Diagnostic Business, respectively.

B. In order to induce Photogen Technologies to enter into the Separation Agreement, and as a condition to the closing of the transactions contemplated by the Separation Agreement, Photogen and the Tennessee Stockholders have to enter into this Noncompetition Agreement with Photogen Technologies.

                              TERMS AND CONDITIONS

          NOW THEREFORE, in consideration of (i) the execution and delivery of the Separation Agreement and the consummation of the transactions associated therewith, (ii) the mutual covenants, agreements and promises set forth in this Noncompetition Agreement and (iii) other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the parties hereto agree as follows:

     2. DEFINITIONS. The following terms are defined for purposes of this Noncompetition Agreement (capitalized terms used but not defined in this Noncompetition Agreement shall have the meaning given such terms in the Separation Agreement):

          (a) "Competitive Business" means engaging in the research, development, sale, lease, license (or sub-license) marketing, financing or distribution of technology, products or services that are part of the Therapeutic Business for diagnostic x-ray purposes or otherwise adversely affect the development of PH-50 or N-1177 or any analog of PH-50 or N-1177.

          (b) "Confidential Information" means any and all information that has or could have value or utility to Photogen Technologies, whether or not reduced to written or other tangible form and all copies thereof, relating to Photogen Technologies' private or proprietary

                                                                    Schedule C-1

matters, confidential matters or trade secrets. Confidential Information includes, but is not limited to, the following:

          i. technical information (whether or not subject to patent registration or protection), such as research and development, methods, trade secrets, Know-How, formulas, compositions, protocols, processes and techniques, discoveries, machines, inventions, ideas, computer programs (including software and data used in all such programs), drawings, specifications;

          ii. except to the extent publicly disclosed by Photogen Technologies without any fault by any Restricted Party or any other person or entity, information relating to Photogen Technologies' patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, and all improvements and inventions related thereto;

          iii. business information, such as information concerning any products, customers, suppliers, production, developments, costs, purchasing, pricing, profits, markets, sales, accounts, customers, financing, acquisitions, strategic alliances or collaborations, expansions; and

          iv. other information relating to Photogen Technologies' business practices, strategies or policies.

          (c) "Know-How" means information and know-how, whether patentable or not, including but not limited to any and all discoveries, inventions, substances, compositions of matter, data, techniques, processes, systems, formulations, designs and commercial information relating to design, development, manufacture, assembly, use or sale.

          (d) "Restricted Period" means a period starting on the date of this Noncompetition Agreement and ending on the fifth anniversary of such date.

          (e)  "Restricted Territory" means the entire world.

     3.   NONCOMPETITION.

          (a) Each of the Restricted Parties, during the Restricted Period and in the Restricted Territory, shall not, directly or indirectly through any other person or entity:

          i. own, manage, control, participate in, consult with, be employed by, or render services for, any person or entity engaged in a Competitive Business or in any other manner or in any other capacity (except as owner of 2% or less of stock of a publicly registered and traded entity) engage in any Competitive Business;

          ii. solicit, induce or attempt to influence any other person or entity to engage in any Competitive Business or to curtail or cease any business or business relationship with Photogen Technologies, its affiliates, employees or independent contractors;

                                                                    Schedule C-1

          iii. solicit any other employee or independent contractor to terminate any employment or engagement with Photogen Technologies and engage in a Competitive Business; or

          iv. disparage Photogen Technologies, its affiliates, employees, independent contractors or their services or products.

     4. CONFIDENTIAL INFORMATION. The Restricted Parties above have knowledge of Photogen Technologies' Confidential Information. Each Restricted Party agrees that, during the term of this Agreement and at all times thereafter, such Restricted Party will hold in trust, keep confidential and not disclose, directly or indirectly, to any third parties or make any use of the Photogen Technologies' Confidential Information. Confidential Information of Photogen Technologies will not be subject to these restrictions if it becomes generally known to the public or in the industry without any fault by the Restricted Party or any other person or entity, or if Technologies ceases to have a legally protectable interest in it. If a Restricted Party is required by valid subpoena or similar legal requirement to disclose Confidential Information, such Restricted Party will promptly notify Photogen Technologies in writing and cooperate with Photogen Technologies' efforts to obtain a protective order or similar relief, and such Restricted Party will disclose only the minimum amount of Confidential Information necessary.

     5. NO CONFLICTS. Each Restricted Party represents and warrants, and agrees with, Photogen Technologies that such Restricted Party is under no contractual or other obligation or restriction which is inconsistent with his or its obligations under this Noncompetition Agreement.

     6. SEVERABILITY; CHOICE OF LAW; INJUNCTION. If any provision of this Noncompetition Agreement is deemed by a court of competent jurisdiction to be unenforceable or invalid, the enforceability and validity of all other provisions shall not be affected and that court shall modify the unenforceable or invalid provision to the extent necessary to render it enforceable and valid and that provision shall be enforced as modified. Each Restricted Party agrees that the time period, geographic scope and other terms of the covenants and restrictions in this Noncompetition Agreement are reasonable and appropriate under the circumstances of Photogen Technologies' business. This Noncompetition Agreement shall be governed and interpreted in accordance with the laws of the State of Nevada without regard to its provisions on conflicts of law. Without limiting any other available remedies at law or in equity, Photogen Technologies will be entitled to injunctive relief restraining any individual or entity from participating in any breach or threatened breach of this Noncompetition Agreement without having to post a bond or security.

     7. MISCELLANEOUS. This Noncompetition Agreement may not be amended or modified except by a written instrument signed by all parties hereto after the date of this Noncompetition Agreement. This Noncompetition Agreement may be assigned by Photogen Technologies and shall inure to the benefit of Photogen Technologies, its successors and assigns, but may not be assigned or delegated by any of the Restricted Parties. This Noncompetition Agreement supersedes all prior agreements, negotiations and representations, written or oral, between or among the parties hereto with respect to the subject matter contained herein. Any waiver of any breach of, or failure to enforce, any of the provisions of this Noncompetition

                                                                    Schedule C-1

Agreement shall not operate as a waiver of any other breach or waiver of performance of such provisions or any other provisions. Any waiver must be in writing signed by Photogen Technologies.


                            (SIGNATURE PAGE FOLLOWS)

                                                                    Schedule C-1

     IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement effective as of the first date set forth above.


                                        Photogen Technologies, Inc.

                                        By:
                                            ------------------------------------
                                        Its:     President


                                        Photogen, Inc.

                                        By:
                                            ------------------------------------
                                        Its:     President


                                        ----------------------------------------
                                        Craig Dees, Ph.D.


                                        ----------------------------------------
                                        Eric A. Wachter, Ph.D.


                                        ----------------------------------------
                                        Timothy D. Scott, Ph.D.


                                        ----------------------------------------
                                        Walter Fischer, Ph.D.


                                        ----------------------------------------
                                        John A. Smolik

                                                                    Schedule C-2

                        FORM OF NON-COMPETITION AGREEMENT

          THIS NON-COMPETITION AGREEMENT (this "Noncompetition Agreement"), is entered into as of ________, 2002, by and between Photogen, Inc., a Tennessee corporation ("Photogen"), Craig Dees, Ph. D., Eric A. Wachter, Ph.D., Timothy D. Scott, Ph.D., Walter Fisher, Ph.D., and John A. Smolik (Dees, Wachter, Scott, Fisher and Smolik are, collectively, the "Tennessee Stockholders") and Photogen Technologies, a Nevada corporation ("Photogen Technologies" and shall also be referred to as the "Restricted Party").

                                    RECITALS

A. Pursuant to that certain Separation Agreement of even date herewith by and among Photogen, Photogen Technologies, each of the Tennessee Stockholders, the Dees Family Foundation, the Eric A. Wachter 1998 Charitable Remainder Trust, the Scott Family Investment Limited Partnership, the Fisher Family Investment Limited Partnership, the Walt Fisher 1998 Charitable Remainder Trust, the Smolik Family LLP, Robert J. Weinstein, M.D., Stuart P. Levine and Tannebaum, LLC (the "Separation Agreement"), Photogen and the Tennessee Stockholders, on the one hand, and Photogen Technologies, on the other hand, have separated their business interests in order to devote their full resources to the Therapeutic Business and Diagnostic Business, respectively.

B. In order to induce Photogen and the Tennessee Stockholders to enter into the Separation Agreement, and as a condition to the closing of the transactions contemplated by the Separation Agreement, Photogen Technologies has to enter into this Noncompetition Agreement with Photogen and the Tennessee Stockholders.

                              TERMS AND CONDITIONS

          NOW THEREFORE, in consideration of (i) the execution and delivery of the Separation Agreement and the consummation of the transactions associated therewith, (ii) the mutual covenants, agreements and promises set forth in this Noncompetition Agreement and (iii) other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the parties hereto agree as follows:

     8. DEFINITIONS. The following terms are defined for purposes of this Noncompetition Agreement (capitalized terms used but not defined in this Noncompetition Agreement shall have the meaning given such terms in the Separation Agreement):

          (a) "Competitive Business" means engaging in the research, development, sale, lease, license (or sub-license) marketing, financing or distribution of technology, products or services involving non-nanoparticulate PH-10 or any non-nanoparticulate analog of PH-10, or otherwise adversely affect the development of PH-10 or any non-nanoparticulate analog of PH-10.

          (b) "Confidential Information" means any and all information that has or could have value or utility to Photogen, whether or not reduced to written or other tangible form and all

                                                                    Schedule C-2

copies thereof, relating to Photogen's private or proprietary matters, confidential matters or trade secrets. Confidential Information includes, but is not limited to, the following:

          i. technical information (whether or not subject to patent registration or protection), such as research and development, methods, trade secrets, Know-How, formulas, compositions, protocols, processes and techniques, discoveries, machines, inventions, ideas, computer programs (including software and data used in all such programs), drawings, specifications;

          ii. except to the extent publicly disclosed by Photogen without any fault by the Restricted Party or any other person or entity, information relating to Photogen's patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, and all improvements and inventions related thereto;

          iii. business information, such as information concerning any products, customers, suppliers, production, developments, costs, purchasing, pricing, profits, markets, sales, accounts, customers, financing, acquisitions, strategic alliances or collaborations, expansions; and

          iv. other information relating to Photogen's business practices, strategies or policies.

          (c) "Know-How" means information and know-how, whether patentable or not, including but not limited to any and all discoveries, inventions, substances, compositions of matter, data, techniques, processes, systems, formulations, designs and commercial information relating to design, development, manufacture, assembly, use or sale.

          (d) "Restricted Period" means a period starting on the date of this Noncompetition Agreement and ending on the fifth anniversary of such date.

          (e)  "Restricted Territory" means the entire world.

     9.   NONCOMPETITION.

          (a) The Restricted Party, during the Restricted Period and in the Restricted Territory, shall not, directly or indirectly through any other person or entity:

          i. own, manage, control, participate in, consult with, be employed by, or render services for, any person or entity engaged in a Competitive Business or in any other manner or in any other capacity (except as owner of 2% or less of stock of a publicly registered and traded entity) engage in any Competitive Business;

          ii. solicit, induce or attempt to influence any other person or entity to engage in any Competitive Business or to curtail or cease any business or business relationship with Photogen, its affiliates, employees or independent contractors;

          iii. solicit any other employee or independent contractor to terminate any employment or engagement with Photogen and engage in a Competitive Business; or

                                                                    Schedule C-2

          iv. disparage Photogen, its affiliates, employees, independent contractors or their services or products.

     10. CONFIDENTIAL INFORMATION. The Restricted Party has knowledge of Photogen's Confidential Information. The Restricted Party agrees that, during the term of this Agreement and at all times thereafter, such Restricted Party will hold in trust, keep confidential and not disclose, directly or indirectly, to any third parties or make any use of the Photogen's Confidential Information. Confidential Information of Photogen will not be subject to these restrictions if it becomes generally known to the public or in the industry without any fault by the Restricted Party or any other person or entity, or if Photogen ceases to have a legally protectable interest in it. If the Restricted Party is required by valid subpoena or similar legal requirement to disclose Confidential Information, such Restricted Party will promptly notify Photogen in writing and cooperate with Photogen's efforts to obtain a protective order or similar relief, and the Restricted Party will disclose only the minimum amount of Confidential Information necessary.

     11. NO CONFLICTS. The Restricted Party represents and warrants, and agrees with, Photogen that such Restricted Party is under no contractual or other obligation or restriction which is inconsistent with his or its obligations under this Noncompetition Agreement.

     12. SEVERABILITY; CHOICE OF LAW; INJUNCTION. If any provision of this Noncompetition Agreement is deemed by a court of competent jurisdiction to be unenforceable or invalid, the enforceability and validity of all other provisions shall not be affected and that court shall modify the unenforceable or invalid provision to the extent necessary to render it enforceable and valid and that provision shall be enforced as modified. The Restricted Party agrees that the time period, geographic scope and other terms of the covenants and restrictions in this Noncompetition Agreement are reasonable and appropriate under the circumstances of Photogen's business. This Noncompetition Agreement shall be governed and interpreted in accordance with the laws of the State of Nevada without regard to its provisions on conflicts of law. Without limiting any other available remedies at law or in equity, Photogen will be entitled to injunctive relief restraining any individual or entity from participating in any breach or threatened breach of this Noncompetition Agreement without having to post a bond or security.

     13. MISCELLANEOUS. This Noncompetition Agreement may not be amended or modified except by a written instrument signed by all parties hereto after the date of this Noncompetition Agreement. This Noncompetition Agreement may be assigned by Photogen and shall inure to the benefit of Photogen, its successors and assigns, but may not be assigned or delegated by the Restricted Party. This Noncompetition Agreement supersedes all prior agreements, negotiations and representations, written or oral, between or among the parties hereto with respect to the subject matter contained herein. Any waiver of any breach of, or failure to enforce, any of the provisions of this Noncompetition Agreement shall not operate as a waiver of any other breach or waiver of performance of such provisions or any other provisions. Any waiver must be in writing signed by Photogen.

                            (SIGNATURE PAGE FOLLOWS)

                                                                    Schedule C-2

     IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement effective as of the first date set forth above.


                                        Photogen Technologies, Inc.

                                        By:
                                            ------------------------------------
                                        Its:  President


                                        Photogen, Inc.

                                        By:
                                            ------------------------------------
                                        Its:  President


                                        ----------------------------------------
                                        Craig Dees, Ph.D.


                                        ----------------------------------------
                                        Eric A. Wachter, Ph.D.


                                        ----------------------------------------
                                        Timothy D. Scott, Ph.D.


                                        ----------------------------------------
                                        Walter Fischer, Ph.D.


                                        ----------------------------------------
                                        John A. Smolik

                                                                      Schedule D

                            FORM OF LICENSE AGREEMENT

                      PATENT AND KNOW HOW-LICENSE AGREEMENT

          This Agreement (the "Agreement"), is entered into as of _________, 2002, by Photogen Technologies, Inc., a Nevada corporation ("Technologies"), and Photogen, Inc., a Tennessee corporation ("Photogen"). Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Existing License Agreement (as defined below).

                                   WITNESSETH:

          WHEREAS, Photogen has certain patents and know-how relating to the Field of Use and Technologies wishes to license such patents and know-how from Photogen;

          WHEREAS, Technologies is party to the Existing License Agreement (as defined below) and has certain contractual commitments to Sentigen (as defined below) under the Existing License Agreement involving such patents and know-how; and

          WHEREAS, Photogen and Technologies are parties to the Separation Agreement (as defined below), and Section 4.2 of the Separation Agreement calls for Photogen and Technologies to enter into this Agreement in order that Technologies may fulfill its contractual commitments to Sentigen under the Existing License Agreement.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE I
                          DEFINITIONS AND GENERAL TERMS

     1.1 The effectiveness of this Agreement is conditioned upon the parties executing the Separation Agreement and closing the transactions that are the subject of the Separation Agreement.

     1.2 Terms not otherwise defined herein shall have the meaning indicated in the Separation Agreement.

     1.3  The following terms shall have the following meanings:

          "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person. A Person shall be deemed to "own" or "control" another Person if it owns more than 50% of the capital stock or other equity interest, or has the power to direct the management, policies or operations, of such other Person.

                                                                      Schedule D

          "Confidential Information" means any and all information that has or could have value or utility to either party, whether or not reduced to written or other tangible form and all copies thereof, relating to either party's private or proprietary matters, confidential matters or trade secrets. Confidential Information includes, but is not limited to, the following:

          (a) technical information (whether or not subject to patent registration or protection), such as research and development, methods, trade secrets, Know-How, formulas, compositions, protocols, processes and techniques, discoveries, machines, inventions, ideas, computer programs (including software and data used in all such programs), drawings, specifications;

          (b) except to the extent publicly disclosed by either party without any fault by the other party or any other person or entity, information relating to such party's patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, and all improvements and inventions related thereto;

          (c) business information, such as information concerning any products, customers, suppliers, production, developments, costs, purchasing, pricing, profits, markets, sales, accounts, customers, financing, acquisitions, strategic alliances or collaborations, expansions; and

          (d) other information relating to either party's business practices, strategies or policies.

          "Elan" means Elan Pharma International Limited, incorporated under the laws of Ireland and having its registered office at WIL House, Shannon Business Park, Shannon, County Clare, Ireland, and its Affiliates and/or its successor in interest.

          "Existing License Agreement" means that certain License Agreement dated October 20, 1999, by and between Technologies and Sentigen (as defined below).

          "Field of Use" means research, development, manufacture and commercialization of nanoparticulate x-ray, CT and/or MRI diagnostic imaging agents using radio-opaque molecules containing Iodine that passively target to lymphnodes involved in a disease state following parenteral administration to a mammal to locate, diagnose and/or treat cancer and/or other diseases.

          "Improvement" means any modification, review, or variation of the Photogen Patents or Photogen Know-How that improves the underlying intellectual property, improves the performance of a Product, increases the marketability or consumer acceptance of a Product expands the application of any intellectual property or would, if implemented, replace or displace any intellectual property.

          "Photogen Know-How" means information and know-how relating to the field of use, whether patentable or not, including but not limited to any and all discoveries, inventions, substances, compositions of matter, data, techniques, processes, systems, formulations, designs and commercial information relating to design, development, manufacture, assembly, use or sale.

                                                                      Schedule D

          "Photogen Patents" means any and all patents and patent applications as set forth in Appendix 1 to this Agreement, including all divisionals, continuations, continuations-in-part, reissues, re-examinations, substitutions, renewals, divisions, extensions, patents-of-additions, re-examinations, re-issues, supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions thereon.

          "Product" means any article, device, composition, method, good or service the manufacture, sale or use of which but for this License, would infringe on a claim in the Photogen Patents or on any Photogen Know-How.

          "Project" means all activities undertaken by Elan, Technologies and Sentigen in order to develop the Products.

          "Sentigen" means Sentigen, Ltd., an exempted limited liability company incorporated under the laws of Bermuda, defined as "Newco" in the Existing License Agreement, and having its registered office at Clarendon House, 2 Church Street, Hamilton, Bermuda, or any successor.

          "Sentigen Release" shall have the meaning provided in Section 6.1
INFRA.

          "Separation Agreement" means that certain Separation Agreement dated of even date herewith and entered into by and among Craig Dees, Ph.D., Dees Family Foundation, Eric A. Wachter, Ph.D., Eric A. Wachter 1998 Charitable Remainder Unitrust, Timothy D. Scott, Ph.D., Scott Family Investment Limited Partnership, Walter Fisher, Ph.D., Fisher Family Investment Limited Partnership, Walt Fisher 1998 Charitable Remainder Unitrust, and John A. Smolik, Smolik Family LLP, Technologies, Photogen, Robert J. Weinstein, M.D., Stuart P. Levine and Tannebaum, LLC.

          "Settlement Agreement" means that certain Settlement Agreement and Mutual Release of Claims dated as of June 13, 2002, by and among Technologies, Photogen, The General Hospital Corporation d/b/a Massachusetts General Hospital and Gerald L. Wolf, Ph.D., M.D.

                                   ARTICLE II
                                  LICENSE GRANT

     2.1 Photogen hereby grants to Technologies a royalty-free, fully paid-up, worldwide, exclusive license to the Photogen Patents and necessary, related Confidential Information and Photogen Know-How to the extent required to make, have made, use, sell, lease, market, export, import or otherwise commercialize Products solely in the Field of Use, with the right to sublicense. Such license and sub-license shall each be irrevocable except as hereinafter expressly provided.

     2.2 Any Improvement or development to the Photogen Patents, Photogen Know-How or related Confidential Information within the Field of Use shall be subject to the license and sub-license in Section 2.1 above. Any Improvement or development to the Photogen Patents or Photogen Know-How outside the Field of Use shall, if conceived of or otherwise developed by Photogen, be owned by Photogen and not subject to the foregoing license or sub-license. Technologies hereby grants Photogen a paid-up, worldwide, exclusive license under any

                                                                      Schedule D

Improvement or development to the Photogen Patents or Photogen Know-How conceived or otherwise developed or owned by Technologies, to make, have made, use, sell and import any products outside the Field of Use.

     2.3 All rights not expressly granted to Technologies in this Agreement are hereby reserved to Photogen.

                                   ARTICLE III
                  REPRESENTATIONS AND DISCLAIMER OF WARRANTIES

     3.1 Nothing in this Agreement shall be deemed to be a representation or warranty by Photogen of the validity of the Photogen Patents, Confidential Information or Photogen Know-How. TECHNOLOGIES IS LICENSING THE PHOTOGEN PATENTS, CONFIDENTIAL INFORMATION AND PHOTOGEN KNOW-HOW ON AN "AS IS, WHERE IS" BASIS AND WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION AND WARRANTY WHATSOEVER, AND WITHOUT THE WARRANTIES OF MERCHANTABIILITY, FITNESS FOR ANY PARTICULAR PURPOSE, NON-INFRINGEMENT OR ANY OTHER IMPLIED OR EXPRESS WARRANTIES WHATSOEVER, EACH OF WHICH WARRANTIES IS HEREBY DISCLAIMED. Except to the extent set forth in either the Separation Agreement or the Settlement Agreement, Photogen shall have no liability whatsoever to Technologies or any other person for or on account of any injury, loss, or damage, of any kind or nature sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon Technologies or any other person, including any such liability arising out of or in connection with or resulting from (a) the production, use, or sale of any Products, or the practice of the Photogen Patents, Photogen Know-How, or Confidential Information; or (b) any advertising or other promotional activities with respect to any of the foregoing. Technologies shall hold Photogen, and its officers, agents, or employees, harmless in the event Photogen, or its officers, agents, or employees, is held so liable.

     3.2 Photogen shall have the right to file, prosecute and maintain all of the Photogen Patents under this Agreement and shall have the right to determine whether or not, and where, to file a patent application, to abandon the prosecution of any patent or patent application, or to discontinue the maintenance of any patent or patent application; PROVIDED, HOWEVER, that Photogen shall keep Technologies advised on a regular basis with its prosecution and maintenance activities and shall cooperate on a good faith basis with Technologies' suggestions and recommendations regarding such matters.

     3.3 In the event that Photogen elects to abandon the prosecution of any licensed patent application or discontinue the maintenance of any licensed patent or licensed patent application, Photogen shall promptly provide written notice of such election to Technologies. If Technologies elects to continue the prosecution or maintenance of the licensed patent application or patent, Technologies shall notify Photogen within thirty (30) days or receipt of such notice, whereupon Technologies shall continue with the prosecution or maintenance of the licensed patent or patent application at its sole expense.

                                                                      Schedule D

     3.4 In the event that Technologies elects to continue with the prosecution or maintenance of the licensed patent or patent application, the licensed right to practice such Patent in the Field of Use shall revert to Technologies.

                                   ARTICLE IV
                                   LITIGATION

     4.1 Each party shall notify the other party in writing of any suspected infringement(s) of the Photogen Patents and shall inform the other party of the evidence of such infringement(s).

     4.2 Technologies shall have the first right to institute suit for infringement of Photogen Patents in the Field of Use. Photogen agrees to join as a party plaintiff in any such lawsuit initiated by Technologies, if requested by Technologies, with all reasonable costs, attorney's fees and expenses to be paid by Technologies.

     4.3  If Technologies does not institute suit for infringement within ninety
(90) days of receipt of written notice from Photogen of Photogen's desire to bring suit for infringement in its own name and on its own behalf, then Photogen may, at its own expense, bring suit or take any other appropriate action.

     4.4 Technologies shall be entitled to any recovery of damages resulting from a lawsuit brought by it pursuant to Section 4.2. Photogen shall be entitled to recovery of damages resulting from any lawsuit brought by Photogen to enforce any Photogen Patent pursuant to Section 4.3.

     4.5 Neither party may settle with an alleged infringer without the prior approval of the other party, such approval not to be unreasonably withheld, delayed or conditioned.

                                    ARTICLE V
                            CONFIDENTIAL INFORMATION

     5.1 It is contemplated that in the course of the performance of this Agreement each party may (each in such instance a "Disclosing Party"), from time to time, have disclosed or will disclose Confidential Information to the other (each in such instance a "Receiving Party"). Each Receiving Party agrees that, during the term of this Agreement and at all times thereafter, such Receiving Party will hold in trust, keep confidential and not disclose, directly or indirectly, to any third parties or make any use of the Disclosing Party's Confidential Information (except under the terms of this Agreement); PROVIDED, HOWEVER, no provision of this Agreement shall be construed to preclude disclosure of Confidential Information as may be inherent in or reasonably necessary for marketing or sublicensing a Product pursuant to this Agreement, for securing from any governmental agency any necessary approval or license, or for obtaining patents by either party relating to the subject or performance of this Agreement. Confidential Information of either Disclosing Party will not be subject to these restrictions if it becomes generally known to the public or in the industry without any fault by the Receiving Party or any other person or entity, or if the Disclosing Party ceases to have a legally protectable interest in it. If a Receiving Party is required by valid subpoena or similar legal requirement to disclose Confidential Information, such Receiving Party will promptly notify the Disclosing Party in writing and cooperate with the Disclosing Party's efforts to obtain a protective order or similar relief, and

                                                                      Schedule D

such Receiving Party will disclose only the minimum amount of Confidential Information necessary.

                                   ARTICLE VI
                              TERM AND TERMINATION

     6.1 Unless otherwise terminated as herein provided, this Agreement shall terminate upon the earlier of (i) the date of and Sentigen's written waiver and release, and Elan's written approval of such waiver and release, of all of Sentigen's rights to all Photogen Intellectual Property (as defined in the Existing License Agreement) and the GenNyc Intellectual Property (as defined in the Existing License Agreement) under the Existing License Agreement (the "Sentigen Release"), or (ii) the expiration of the last to expire patent of the Photogen Patents licensed or sub-licensed hereunder. Technologies shall use commercially reasonable efforts to seek, but Sentigen shall be under no obligation to grant, the Sentigen Release. At any time that Technologies or an entity wholly-owned by Technologies shall become fully vested with the technology that is the subject of this License, with no obligations to any third party, this License shall terminate.

     6.2 Technologies may surrender and thereby terminate the license or sub-license granted hereunder, in any country, at any time upon sixty (60) days prior written notice to Photogen, and such termination shall terminate all sublicenses granted under such license.

     6.3 This Agreement is not terminable by either party for any reason other than those set forth in Section 6.1 hereof.

     6.4 In the event of a breach by either party of any representation, warranty or any other material term or provision of this Agreement, the parties shall cooperate in good faith to cure such breach as promptly as practicable.

     6.5 Termination, expiration, cancellation or abandonment of this Agreement through any means and for any reason shall not relieve the parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 Consistently with Section 4.2(a) of the Separation Agreement, Technologies shall pay (i) all fees or penalties incurred by Photogen as a result of a defense against or assertion of any third party infringement, interference, or similar proceeding, or otherwise, due to Technologies' use or ownership of the license or sub-license granted to it hereunder, and (ii) all liability for royalty payments to third parties incurred by Photogen due to Technologies' use or ownership of such license or sub-license.

     7.2 This Agreement is provided for in the Separation Agreement and shall be subject to Sections 7.1, 7.2 and 7.3 of the Separation Agreement, which provisions are incorporated herein by reference.

                                                                      Schedule D

     7.3 Nothing in this Agreement shall render Photogen and Technologies as partners or joint venturers or in an agency/principal relationship.

     7.4 This Agreement, the Separation Agreement and the Settlement Agreement set forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

     7.5 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.6 Technologies may assign its rights and delegate its duties under this Agreement to a third party without the consent of Photogen. Photogen may assign its rights and delegate its duties under this Agreement to a third party with the advance written consent of Technologies, such consent not to be unreasonably withheld, delayed or conditioned.

                            (SIGNATURE PAGE FOLLOWS)

                                                                      Schedule D

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in duplicate originals by its duly authorized officers or representatives.


PHOTOGEN TECHNOLOGIES, INC.             PHOTOGEN, INC.

By:                                     By:
    ------------------------------          ------------------------------
Name:                                   Name:
      ----------------------------            ----------------------------
Title:                                  Title:
       ---------------------------             ---------------------------

                                   APPENDIX 1
                                       TO
             PHOTOGEN PATENT AND PHOTOGEN KNOW-HOW-LICENSE AGREEMENT

     The following Photogen Patents and patent applications, U.S. and international, and all Photogen Know-How related thereto:

PHO-106   Method for Improved Imaging and Photodynamic Therapy (Dees and Scott).

PHO-107   High Energy Phototherapeutic Agents (Dees, Scott, Smolik and Wachter)
          - including U.S. 6,331,286.

PHO-108   Method and Agents for Improved Radiation Therapy (Wachter, Smolik and
          Dees) - ABANDONED 15 April 2002.

PHO-120 Improved Intracorporeal Medicaments for High Energy Phototherapeutic Treatment of Disease (Dees, Scott, Wachter, Fisher, and Smolik).

                                                                    Schedule E-1

                                 STOCK HOLDINGS

          Craig Dees, Ph.D.                                                3,999,667
          Dees Family Foundation                                              22,000
                                                                          ----------
                                                          TOTAL DEES       4,021,667

          Eric A. Wachter, Ph.D.                                           4,324,667
          Eric A. Wachter 1998 Charitable Remainder Unitrust                 200,000
                                                                          ----------
                                                       TOTAL WACHTER       4,524,667

          Walter Fisher, Ph.D.                                             1,310,167
          Fisher Family Investment Limited Partnership                     2,284,000
          Walt Fisher 1998 Charitable Remainder Unitrust                     400,000
                                                                          ----------
                                                        TOTAL FISHER       3,994,167

          Timothy D. Scott, Ph.D.                                          1,707,667
          Scott Family Investment Limited Partnership                      2,300,000
                                                                          ----------
                                                         TOTAL SCOTT       4,007,667

          John A. Smolik                                                   2,000,267
          Smolik Family LLP                                                2,000,000
                                                                          ----------
                                                        TOTAL SMOLIK       4,000,267

                                                         GRAND TOTAL      20,548,435
                                                                          ==========

                                                                    Schedule E-2

                                 STOCK HOLDINGS

          Tannebaum, LLC                                                   4,116,921
          WEINSTEIN GROUP
            W. F. Investments Enterprises L.P.                             1,400,170
            Robert and Lois Weinstein Family Foundation, Inc.                100,000
            Louis B. and Robert J. Weinstein Joint
              Revocable Trust                                              1,499,251
            Robert J. Weinstein, M.D. and Lois Weinstein                     450,000
                                                                          ----------
                                                     TOTAL WEINSTEIN       3,449,421

          LEVINE GROUP
            Stuart P. Levine                                               2,049,621
            S L Investment Enterprise, L.P.                                1,000,000
            Stuart and Sherri Levine Family Foundation, Inc.                 100,000
            Harris Bank                                                      140,000
                                                                          ----------
                                                        TOTAL LEVINE       3,289,621

                                                         GRAND TOTAL      10,855,963
                                                                          ==========

                                                                      Schedule F

                               STATEMENT OF FACTS

1. Disclose all inventions, discoveries, improvements, know-how, works or other intellectual property relating to Photogen's Diagnostic or Therapeutic Business conceived, reduced to practice, discovered or made by any of the founders (i.e., Dees, Wachter, Fisher, Scott or Smolik) while subject to their employment agreements which are not disclosed on either Schedule A or B. If "None," state that specifically.

     ANSWER:   None

2. Disclose any corporate opportunity that came to the attention of any of the founders while subject to their employment agreements which was not disclosed to the Board of Directors and which any of the founders took for themselves. If "None," state that specifically.

     ANSWER:   None

3. Since February 1, 2002, have Dees, Wachter and Scott indicate what percentage of their time they spent on Company Business versus the percentage of their time they spent developing their new business venture.

ANSWER:   Prior to this query in June 2002, Dees, Wachter and Scott were not requested to record or track their time spent or percentage of time spent on tasks assigned to them by Photogen.

     Since February 1, 2002, Dees, Wachter and Scott have made themselves available full-time to Photogen, and during the last year of their Employment Agreements (May 17, 2001 through May 16, 2002), as well as all years of the Employment Agreements since May 16, 1997, Dees, Wachter and Scott have worked to whatever extent made necessary by their responsibilities, and have "competently and faithfully promoted [Photogen's] interests and performed the duties assigned to them" by Photogen in a timely and professional manner as required by their Employment Agreements.

     However, in September 2001, Dr. Williams instructed Dees, Wachter and Scott to place "experimentation not critical to lead product development ... on hold," and in December 2001, Dr. Williams instructed them to discontinue all R&D activities, purchase no more supplies, and avoid any other expenditures unrelated to PH-50. Similar directives have been made since that time.

     Since February 1, 2002, Dees, Wachter and Scott have devoted a portion of their non-work time to a company called Provectus Pharmaceuticals, which was formed in order to have an entity in which to place all, or a portion of, the entity and/or assets to be received by the Tennessee stockholders as part of the Separation Agreement.

4. Dees, Wachter and Scott (and Fisher and Smolik if they are part of Provectus) hereby indemnify and hold Technologies harmless from any claim, or liabilities resulting from their acts or omission relating to Provectus (and any other none Photogen activities), including the issuance of press releases, statements, fund raising, sale of securities or related activities.

     ANSWER:   Agreed

5. Any other material facts regarding the foregoing, if "none," state that specifically.

     ANSWER:   None.

                                                     Please initial:

                                                     Dees: _______________
                                                     Fisher: _____________
                                                     Scott: ______________
                                                     Wachter: ____________
                                                     Smolik: _____________

                                                                      Schedule G

                              ADDRESSES FOR NOTICES

          Photogen, Inc.
          7327 Oak Ridge Highway
          Knoxville, TN 37931

          Dees Family Foundation
          c/o:  Craig Dees, Ph.D.
          1006 Wyndham Way #1517
          Knoxville, TN 37923

          Fisher Family Investment Limited Partnership,
          Walt Fisher 1998 Charitable Remainder Unitrust
          c/o:  Walter Fisher, Ph.D.
          2009 Still Water Lane
          Knoxville, TN 37922

          Scott Family Investment Limited Partnership
          c/o:  Timothy D. Scott, Ph.D.
          10225 Bob Gray Road
          Knoxville, TN 37932

          Smolik Family LLP
          c/o:  John A. Smolik
          119 Tanasi Court
          Loudon, TN 37774

          Eric A. Wachter 1998 Charitable Remainder Unitrust
          c/o:  Eric A. Wachter, Ph.D.
          138 Bay Path Drive
          Oak Ridge, TN 37830

          Photogen Technologies, Inc.
          140 Union Square Drive
          New Hope, PA 18938

          Tannebaum, LLC
          875 N. Michigan Avenue
          Suite 2930
          Chicago, IL 60611-1901

          Robert J. Weinstein, M.D.
          875 N. Michigan Avenue
          Suite 2930
          Chicago, IL 60611-1901

          Stuart P. Levine
          875 N. Michigan Avenue
          Suite 2930
          Chicago, IL 60611-1901